Exhibit 24.2

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below hereby constitutes and appoints John K. Irving and Ian J. Webber and each of them severally, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration under the Securities Act of the offer and sale of Common Shares, without par value, together with associated Common Share Purchase Rights, of CP Ships Limited, a company incorporated under the laws of Canada and continued under the Business Corporations Act (New Brunswick), issuable in accordance with the CP Ships Limited Employee Stock Purchase Plan, to sign any and all amendments (including post-effective amendments) to such registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned this Power of Attorney this 4th day of December, 2001.

JOHN P. BOWMER